EXHIBIT 99.3

PRO FORMA FINANCIAL INFORMATION

STERLING FINANCIAL CORPORATION AND KLAMATH FIRST BANCORP, INC.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition and Statements of Income

The following unaudited pro forma combined condensed consolidated statement of financial condition combines the historical consolidated statement of financial condition of Sterling and subsidiaries and the historical consolidated statement of financial condition of Klamath and subsidiaries giving effect to the consummation of the merger on September 30, 2003, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes to the unaudited pro forma combined condensed consolidated financial statements.

The following unaudited pro forma combined condensed consolidated statements of income for the nine months ended September 30, 2003 and the year ended December 31, 2002 combine the historical consolidated statements of income of Sterling and subsidiaries and Klamath and subsidiaries giving effect to the merger as if the merger had become effective as of January 1, 2002, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes to the unaudited pro forma combined condensed consolidated financial statements.  The unaudited pro forma combined condensed consolidated financial statements included herein are presented for informational purposes only. This information includes various estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the merger had been consummated on the date or at the beginning of the period indicated or which may be obtained in the future.

The unaudited pro forma combined condensed consolidated statement of financial condition and accompanying notes should be read in conjunction with and are qualified in their entirety by reference to the historical financial statements and related notes thereto of Sterling and subsidiaries and of Klamath and subsidiaries incorporated by reference herein.

We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

STERLING FINANCIAL CORPORATION AND KLAMATH FIRST BANCORP, INC.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition

	September 30, 2003
	Sterling (historical)	Klamath (historical)	Pro Forma Adjustments		Pro Forma Combined
	(Dollars in thousands)
ASSETS
Cash and due from banks	$75,191	$47,305	$1,957	(B)	$124,453
Asset-backed securities	921,325	680,720			1,602,045
Investments	91,580	140,939			232,519
Loans receivable, net	2,761,174	557,551	3,219	(B)	3,321,944
Goodwill	45,075	22,873	(22,873	)(B)	122,672
			77,597	(C)
Other intangible assets	2,960	13,778	(13,778	)(B)	20,909
			17,949	(B)
Other assets	178,145	73,952	1,740	(B)	252,477
			(1,360)
Total assets	$4,075,450	$1,537,118	$64,451		$5,677,019

LIABILITIES
Deposits	$2,421,043	$1,068,063	$		$3,489,106
Advances from FHLB Seattle	964,140	308,000	24,780	(B)	1,296,920
Securities sold subject to repurchase agreements and funds purchased	259,107				259,107
Other borrowings	136,782	27,338			164,120
Other liabilities	45,501	13,381	14,840	(B)	73,722
Total liabilities	3,826,573	1,416,782	39,620		5,282,975

SHAREHOLDERS’ EQUITY
Common stock	14,812	70	5,359	(D)	20,171
			(70	)(E)
Additional paid-in capital	181,036	34,331	(34,331	)(E)	320,844
			139,808	(D)
Retained earnings	60,307	86,212	(86,212	)(E)	60,307
Unearned MRDP and ESOP shares		(2,742)	1,957	(E)
			785	(E)
Accumulated other comprehensive income (loss), net of tax effect	(7,278)	2,465	(2,465	)(E)	(7,278)
Total shareholders’ equity	248,877	120,336	24,831		394,044

Total liabilities and shareholders’ equity	$4,075,450	$1,537,118	$64,451		$5,677,019

See accompanying footnotes.

STERLING FINANCIAL CORPORATION AND KLAMATH FIRST BANCORP, INC.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Income

	Year Ended
	December 31, 2002 Sterling (historical) (A)	September 30, 2002 Klamath (historical) (A)		Pro Forma Adjustments		Pro Forma Combined
	(Dollars in thousands, except shares and per share data)
Interest income
Loans	$159,278	$52,179		$(644	)(F)	$210,813
Asset-backed securities	33,539	26,369				59,908
Investments	4,354	7,972				12,326
Other	142	773				915
Total interest income	197,313	87,293		(644)		283,962

Interest expense
Deposits	43,632	29,783				73,415
Borrowed funds	53,333	11,171	(J)	(4,471	)(F)	60,033
Total interest expense	96,965	40,954		(4,471)		133,448

Net interest income	100,348	46,339		3,827		150,514

Provision for losses on loans	(11,867)	(156)				(12,023)
Net interest income after provision for losses on loans	88,481	46,183		3,827		138,491

Other operating income
Net gains on sales of securities	2,925	1,707				4,632
Fees and other	26,155	10,907				37,062
Total non-interest income	29,080	12,614				41,694

Non-interest expense
General and administrative expenses
Compensation and benefits	42,861	22,125		113	(K)	65,099
Occupancy, equipment and other	37,438	21,102	(J)			58,540
Amortization of intangibles	644	5,521		1,795	(G)	7,960
Total non-interest expense	80,943	48,748		1,908		131,599

Income before income tax provision	36,618	10,049		1,919		48,586
Income tax provision	(11,031)	(3,260)		(691	)(L)	(14,982)

Net income	$25,587	$6,789		$1,228		$33,604

Earnings per share:
Basic	$1.96	$1.06		$(1.15)		$1.87
Diluted	$1.91	$1.05		$(1.15)		$1.83

Weighted average common shares:
Basic	13,027,884	6,411,351		(1,474,611)		17,964,624	(I)
Diluted	13,432,770	6,495,498		(1,493,965)		18,434,303	(I)

See accompanying footnotes.

	Nine Months Ended
	September 30, 2003 Sterling (historical)	September 30, 2003 Klamath (historical)		Pro Forma Adjustments		Pro Forma Combined
	(Dollars in thousands, except shares and per share data)
Interest income
Loans	$125,894	$31,190		$(483	)(F)	$156,601
Asset-backed securities	29,744	15,920				45,664
Investments	3,134	4,700				7,834
Other	60	255				315
Total interest income	158,832	52,065		(483)		210,414

Interest expense
Deposits	27,835	12,623				40,458
Borrowed funds	40,058	9,469	(J)	(3,354	)(F)	46,173
Total interest expense	67,893	22,092		(3,354)		86,631

Net interest income	90,939	29,973		2,871		123,783

Provision for losses on loans	(7,650)					(7,650)
Net interest income after provision for losses on loans	83,289	29,973		2,871		116,133

Other operating income
Net gains on sales of securities	2,729	1,077				3,806
Fees and other	22,465	12,087				34,552
Total non-interest income	25,194	13,164				38,358

Non-interest expense
General and administrative expenses
Compensation and benefits	37,638	18,578		174	(K)	56,390
Occupancy, equipment and other	30,849	21,620	(J)			52,469
Amortization of intangibles	183	2,736		1,346	(G)	4,265
Total non-interest expense	68,670	42,934		1,520		113,124

Income before income tax (provision) benefit	39,813	203		1,351		41,367
Income tax (provision) benefit	(13,888)	308		(486	)(L)	(14,066)

Net income	$25,925	$511		$865		$27,301

Earnings per share:
Basic	$1.80	$0.08		$(0.48)		$1.40
Diluted	$1.75	$0.07		$(0.46)		$1.36

Weighted average common shares:
Basic	14,428,622	6,617,518		(1,522,029)		19,524,111	(I)
Diluted	14,818,023	6,809,729		(1,566,237)		20,061,515	(I)

See accompanying footnotes.

PRO FORMA FINANCIAL INFORMATION

STERLING FINANCIAL CORPORATION AND KLAMATH FIRST BANCORP, INC.

Notes to Unaudited Pro Forma Combined

Condensed Consolidated Financial Statements

(A)                              Basis of Presentation

Sterling’s fiscal year end is December 31 and Klamath’s fiscal year end is September 30.  Therefore, the information presented below for the twelve months includes Sterling’s year ended December 31, 2002 and Klamath’s year ended September 30, 2002.  The nine-month periods presented below include Sterling and Klamath’s nine months ended September 30, 2003.

The unaudited pro forma combined condensed consolidated statement of financial condition of Sterling and subsidiaries and Klamath and subsidiaries at September 30, 2003 has been prepared as if the merger had been consummated on that date.  The unaudited pro forma combined condensed consolidated statements of income for the year ended December 31, 2002 and the nine months ended September 30, 2003 have been prepared as if the merger had been consummated as of January 1, 2002 and carried through the interim period.  The unaudited pro forma combined condensed consolidated financial statements are based on the historical financial statements of Sterling and Klamath after giving effect to the merger under the purchase method of accounting and the assumptions and adjustments in the notes that follow.

Assumptions relating to the pro forma adjustments set forth in the unaudited pro forma combined condensed consolidated financial statements are summarized as follows:

(i)            Estimated fair values – Estimated fair value of loans was determined by Sterling based upon the market value and remaining projected life of the loans.  The net premium on the loans is being amortized into interest income on the straight-line method, which approximates the yield method.  Estimated fair value for advances from FHLB Seattle was determined by Sterling based upon the current interest rates for similar advances from FHLB Seattle with terms equal to the remaining original terms of the FHLB advances.  The net premium on borrowings is being accreted into interest expense on the interest method.

(ii)         Income taxes – A net deferred tax asset was recorded equal to the deferred tax consequences associated with the differences between the tax basis and book basis of the assets acquired and liabilities assumed, using Sterling’s effective tax rate.

Certain reclassifications have been made to Klamath’s historical financial information in order to conform to Sterling’s financial presentation.

(B)         Purchase accounting adjustments are estimated as follows:

(Dollars in thousands)

Klamath’s net assets- historical September 30, 2003	$120,336

Adjustments to Klamath’s statement of condition:
Termination of Klamath’s ESOP	1,957

Elimination of Klamath’s intangible assets	(36,651)
Fair value adjustment (1)
Loans receivable, net	3,219
Core deposit intangible	17,949
Fixed assets	(1,360)
Advances from FHLB Seattle	(24,780)
Tax effect of fair value adjustments	1,740

Accrued transaction costs (2)	(14,840)

Net assets acquired	$67,570

(1)                         Fair value adjustments in accordance with purchase accounting under generally accepted accounting principles.

(2)                         Estimated transaction costs net of tax are $14.8 million:

(Dollars in thousands)

Merger-related compensation and severance	$9,827
Data processing and other contract terminations	8,620
Professional services	2,890
Other costs	1,494
Subtotal	22,831
Tax effect	(7,991)
Estimated transaction costs, net of tax	$14,840

(C)         The excess of cost over the fair value of net assets acquired is set forth below:

(Dollars in thousands)
Total cost in stock	$145,167
Net assets acquired	67,570
Goodwill acquired	$77,597

(D)        Total consideration for Klamath shares is as follows:

Value of Stock
(Dollars in thousands)

Klamath’s total common shares outstanding (1) (2)	$139,664
Value of Klamath’s vested stock options (3)	5,503
$145,167

(1)                     Based on shares of Klamath’s common stock outstanding as of September 30, 2003.

(2)                     Based on the average market closing price of Sterling common stock five business days prior to and subsequent to the July 15, 2003 announcement date of the Merger Agreement of $26.06 and an exchange ratio of 0.77 of a share of Sterling common stock per share of Klamath common stock.

(3)                     Assumes that all of the holders of Klamath’s stock options elect to exchange such options for Sterling stock options. As of September 30, 2003, there were 638,940 outstanding options to purchase Klamath common stock with a weighted average price of $13.28, of which 559,197 were vested.  The amount shown is the estimated fair value of the vested options at the exchange ratio.

(E)              Purchase accounting adjustments to eliminate Klamath’s shareholders’ equity accounts.

(F)              Pro forma adjustments to interest income represent a reduction of interest income for the year ended December 31, 2002 of $644,000  and for the nine months ended September 30, 2003 of $483,000 due to the amortization of the premium on loans.  Pro forma adjustments to interest expense represent a reduction for the year ended December 31, 2002 of $4.5 million and for the nine months ended September 30, 2003 of $3.4 million due to the amortization of the premium on the FHLB advances.

(G)    The core deposit premium intangible asset is amortized over 10 years on a straight line basis, which approximates the interest method.

(H)    The following table summarizes the estimated impact of the amortization of the purchase accounting adjustments made in connection with the merger on Sterling’s results of operations for the following years (in thousands):

Projected Future Amounts for the Years Ended December 31,	Interest Income	Interest Expense	Core Deposit Intangible	Stock Compensation Expense (1)	Net (Increase) Decrease in Income Before Taxes

2004	$644	$(4,471)	$1,795	$232	$(1,800)
2005	644	(4,393)	1,795	232	(1,722)
2006	644	(4,337)	1,795	232	(1,666)
2007	644	(4,292)	1,795		(1,853)
2008	643	(3,926)	1,795		(1,488)
2009 and thereafter		(2,234)	8,974		6,740

(1)                      Compensation expense for these options is based on the estimated fair value of the options as of September 30, 2003.

(I)                 Basic and fully diluted weighted average number of common shares and common stock equivalents utilized for the calculation of earnings per share for the periods presented were calculated using Sterling’s historical weighted average common shares and common stock equivalents plus Klamath’s historical weighted average common shares and common stock equivalents multiplied by the exchange ratio of 0.77.

(J)                Includes certain amounts that have been reclassified to conform to Sterling’s form of presentation.

(K)    Reflects the estimated compensation expense, based on estimated fair value, associated with the Klamath stock options that were not vested as of the acquisition date.

(L)              Reflects the tax effect of the pro forma adjustments.